Exhibit 99.1
Oxford Industries, Inc. Press Release
222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact:	J. Reese Lanier, Jr.
Telephone:	(404) 653-1446
Fax:	(404) 653-1545
E-Mail:	rlanier @ oxfordinc.com
FOR IMMEDIATE RELEASE
January 9, 2007
Oxford Industries Announces Second Quarter Fiscal 2007 Results
—Tommy Bahama Continues to Exceed Plan, Grows Operating Income by 38%—
—Ben Sherman Recovery Continues As Expected—
—Company Reduces FY07 Guidance to New Range of $3.00 to $3.15 to Reflect Softness and
Accelerated Transitioning in Historical Menswear Business—
—Board of Directors Approves a 20% Increase in Quarterly Cash Dividend to $0.18 Per Share—
ATLANTA, GA. — Oxford Industries, Inc. (NYSE:OXM) today announced financial results for the fiscal 2007 second quarter ended December 1, 2006. Results for Oxford’s Womenswear Group, the assets of which were sold in the fourth quarter of fiscal 2006, have been classified as discontinued operations for all periods presented.
Consolidated net sales increased 4.7% to $291.0 million in the second quarter of fiscal 2007 from $277.9 million in the second quarter of fiscal 2006. Diluted earnings from continuing operations per common share increased 19.3% to $0.68 in the second quarter of fiscal 2007 from $0.57 in the second quarter of fiscal 2006.
“We continue to be very pleased with the outstanding results that have been generated by Tommy Bahama, which have tracked consistently above plan. The Ben Sherman business is continuing its recovery in the U.S. and we remain confident that, with controlled distribution and sell-in, this brand can become a leading global lifestyle brand,” commented J. Hicks Lanier, Chairman and CEO of Oxford Industries, Inc. “At the same time, we clearly continue to have challenges to address in our historical menswear business. We are moving aggressively to respond to these challenges and, while our near-term results will be affected by some transitioning and refocusing, we believe we will be able to improve the profitability and competitive position of our historical menswear business.”
The Tommy Bahama Group reported a second quarter net sales increase of 19.3% to $107.8 million in the second quarter of fiscal 2007 from $90.4 million in the second quarter of fiscal 2006. The sales growth was driven by the introduction of new product offerings including Tommy Bahama Relax™, Tommy Bahama Golf 18™ and Tommy Bahama Swim™, continuing strength in the Tommy Bahama®, Indigo Palms® and Island Soft® brands and additional retail stores. Second quarter operating income increased 37.8% to $13.9 million in the second quarter of fiscal 2007 from $10.1 million in the second quarter of fiscal 2006 due primarily to the significant increase in sales volume.

The Menswear Group reported a second quarter net sales decline of 2.3% to $183.1 million from $187.3 million in the second quarter of fiscal 2006. The decline in net sales resulted primarily from a planned sales reduction in Ben Sherman’s U.S. business to tighten distribution and improve performance at retail. Second quarter operating income declined 14.3% to $13.7 million in the second quarter of fiscal 2007 from $16.0 million in the second quarter of fiscal 2006 due to lower sales volume and heightened margin pressure in certain of the group’s tailored clothing businesses.
Consolidated gross margins for the second quarter of fiscal 2007 increased to 38.4% from 37.0% in the second quarter of fiscal 2006. The expansion in gross margin was driven primarily by sales mix. Net sales of the Tommy Bahama Group, which generates higher gross margins than the Menswear Group, represented a larger percentage of consolidated net sales in the current year’s second quarter than in the prior year’s second quarter.
Selling, general and administrative expenses for the second quarter of fiscal 2007 increased to $89.1 million, or 30.6% of net sales, from $82.4 million, or 29.7% of net sales, in the second quarter of fiscal 2006. The increase in SG&A expenses as a percentage of sales was also attributable to sales mix. The Tommy Bahama Group, which carries higher SG&A expenses than the Menswear Group, represented a larger percentage of consolidated net sales in the current year’s second quarter than in the prior year’s second quarter.
Intangible asset amortization expense declined to $1.6 million in the second quarter from $1.9 million in the second quarter of fiscal 2006. The amortization of intangible assets acquired in recent acquisitions was greater in the periods immediately following the acquisitions than in more recent periods. These non-cash expenses reduced diluted earnings from continuing operations per common share by $0.06 for the quarter.
Accounts receivable at quarter-end increased to $166.7 million from $149.2 million at the end of last year’s second quarter due primarily to higher sales volume and the timing of sales during the quarter. Total inventories at quarter-end increased to $139.0 million from $136.1 million at the end of the second quarter of fiscal 2006. Higher inventories in the Tommy Bahama Group to support sales growth were partially offset by lower inventories in the Menswear Group.
The Company issued revised guidance for the remainder of fiscal 2007 to reflect a variety of factors, including approximately $0.09 per share of non-recurring after-tax charges and expenses associated with further rationalization in the Company’s historical menswear business, $0.02 per share of start-up expenses for a new e-commerce initiative for the Tommy Bahama business and approximately $0.14 per share related to reduced operating expectations for the historical menswear business. The Company noted that it had not revised its plan for the Ben Sherman business.
As a result of these factors, the Company has set new guidance for diluted earnings from continuing operations per common share for the fiscal year ending June 1, 2007 to a range of $3.00 to $3.15. It now expects net sales for fiscal 2007 to be within a range of $1.14 billion and $1.16 billion compared to initial full year guidance of $1.16 billion to $1.18 billion.

For the third quarter of fiscal 2007, the Company expects net sales of between $265 million and $275 million and diluted earnings from continuing operations per common share of between $0.52 and $0.597. The bulk of the charges and expenses associated with further rationalization in the historical menswear business are expected to occur in the third quarter.
For the fourth quarter of fiscal 2007, the Company expects net sales of between $295 million and $305 million and diluted earnings from continuing operations per common share of between $1.17 and $1.25.
The Company also announced that its Board of Directors has approved a cash dividend of $0.18 per common share payable on March 2, 2007 to shareholders of record as of the close of business on February 15, 2007. This cash dividend is a 20% increase over the quarterly cash dividends paid by the Company during calendar year 2006.
The Company will hold a conference call with senior management to discuss its financial results at 4:30p.m. ET today. A live web cast of the conference call will be available on the Company’s web site at www.oxfordinc.com. Please visit the web site at least 15 minutes before the call to register for the teleconference web cast and download any necessary software. A replay of the call will be available on the Company’s web site at www.oxfordinc.com through January 16, 2007. To access the telephone replay, participants should dial (719) 457-0820. The access code for the replay is 7644207. A replay of the web cast will also be available following the teleconference on Oxford Industries’ corporate web site at www.oxfordinc.com.
Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford’s brands include Tommy Bahama®, Indigo Palms®, Island Soft®, Ben Sherman®, Arnold Brant®, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Nautica®, Geoffrey Beene®, Dockers® and Oscar de la Renta® labels. Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.
Oxford’s stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our web site at www.oxfordinc.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this press release, in future filings by us with the Securities and Exchange Commission and in oral statements made by or with the approval of our management include forward-looking statements about future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all such forward-looking statements contained herein, the entire contents of our web site, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation and regulatory actions, competitive conditions, general economic conditions and expected synergies in connection with acquisitions and joint ventures. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. You are encouraged to review the information in our Form 10-K for the fiscal year ended June 2, 2006 under the heading “Risk Factors” (and those described from time to time in our future reports filed with the Securities and Exchange Commission), which contains additional important factors that may cause our actual results to differ materially from those projected in any forward-looking statements. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(in thousands, except per share amounts)

	Second Quarter		First Half
	Fiscal 2007	Fiscal 2006	Fiscal 2007	Fiscal 2006
Net sales	$290,987	$277,903	$575,065	$546,378
Cost of goods sold	179,187	175,097	355,154	337,857

Gross profit	111,800	102,806	219,911	208,521

Selling, general and administrative expenses	89,124	82,416	175,570	165,204
Amortization of intangible assets	1,550	1,851	3,097	3,704

	90,674	84,267	178,667	168,908
Royalties and other operating income	3,894	3,653	6,786	6,914

Operating income	25,020	22,192	48,030	46,527
Interest expense, net	5,951	6,272	11,443	12,105

Earnings before income taxes	19,069	15,920	36,587	34,422
Income taxes	6,924	5,743	13,287	12,425

Earnings from continuing operations	12,145	10,177	23,300	21,997
Earnings (loss) from discontinued operations, net of taxes	8	831	(197)	2,895

Net earnings	$12,153	$11,008	$23,103	$24,892

Earnings from continuing operations per common share:
Basic	$0.69	$0.58	$1.32	$1.26
Diluted	$0.68	$0.57	$1.31	$1.24

Earnings (loss) from discontinued operations per common share:
Basic	$0.00	$0.05	$(0.01)	$0.17
Diluted	$0.00	$0.05	$(0.01)	$0.16

Net earnings per common share:
Basic	$0.69	$0.63	$1.31	$1.43
Diluted	$0.68	$0.62	$1.30	$1.40

Weighted average common shares outstanding:
Basic	17,654	17,490	17,624	17,440
Dilutive impact of options and restricted shares	209	257	204	295

Diluted	17,863	17,747	17,828	17,735

Dividends per common share	$0.15	$0.135	$0.30	$0.270

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	December 1, 2006	December 2, 2005
Assets
Current Assets:
Cash and cash equivalents	$8,794	$6,848
Receivables, net	166,680	149,194
Inventories	138,990	136,102
Prepaid expenses	19,618	24,739
Current assets related to discontinued operations, net	—	69,779

Total current assets	334,082	386,662
Property, plant and equipment, net	81,021	65,236
Goodwill, net	202,054	180,152
Intangible assets, net	236,261	234,812
Other non-current assets, net	29,990	22,945
Non-current assets related to discontinued operations, net	—	4,810

Total Assets	$883,408	$894,617

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade accounts payable and other accrued expenses	$98,538	$97,901
Accrued compensation	19,788	24,155
Dividends payable	—	2,310
Income taxes payable	1,200	3,334
Short-term debt and current maturities of long-term debt	90	4,879
Current liabilities related to discontinued operations	5,452	17,646

Total current liabilities	125,068	150,225
Long-term debt, less current maturities	217,005	298,942
Other non-current liabilities	35,082	27,503
Deferred income taxes	81,075	75,254
Non-current liabilities related to discontinued operations	—	47
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $1.00 par value; 30,000 authorized and none issued and outstanding at December 1, 2006 and December 2, 2005	—	—
Common stock, $1.00 par value; 60,000 authorized and 17,775 issued and outstanding at December 1, 2006 and 17,602 issued and outstanding at December 2, 2005	17,775	17,602
Additional paid-in capital	78,625	71,164
Retained earnings	318,749	260,979
Accumulated other comprehensive income (loss)	10,029	(7,099)

Total shareholders’ equity	425,178	342,646

Total Liabilities and Shareholders’ Equity	$883,408	$894,617

OXFORD INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	First Half
	Fiscal 2007	Fiscal 2006
Cash Flows from Operating Activities:
Earnings from continuing operations	$23,300	$21,997
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities:
Depreciation	7,642	7,183
Amortization of intangible assets	3,097	3,704
Amortization of deferred financing costs and bond discount	1,232	1,232
Stock compensation expense	1,702	1,149
Loss (Gain) on the sale of assets	476	(83)
Equity loss (income) from unconsolidated entities	(604)	(39)
Deferred income taxes	785	(1,353)
Changes in working capital:
Receivables	(21,273)	(1,651)
Inventories	(14,676)	10,190
Prepaid expenses	(170)	(5,493)
Current liabilities	(16,371)	(35,798)
Other non-current assets	(905)	(3,966)
Other non-current liabilities	5,067	4,446

Net cash provided by (used in) operating activities	(10,698)	1,518
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(12,111)	(11,501)
Investment in unconsolidated entity	(9,090)	—
Distribution from unconsolidated entity	—	1,856
Purchases of property, plant and equipment	(15,268)	(8,471)
Proceeds from sale of property, plant and equipment	32	6

Net cash provided by (used in) investing activities	(36,437)	(18,110)
Cash Flows from Financing Activities:
Repayment of financing arrangements	(123,676)	(179,591)
Proceeds from financing arrangements	140,526	191,059
Proceeds from issuance of common stock	2,240	4,556
Dividends on common stock	(7,970)	(4,579)

Net cash provided by (used in) financing activities	11,120	11,445
Cash Flows from Discontinued Operations:
Net operating cash flows provided by (used in) discontinued operations	33,746	6,137
Net investing cash flows provided by (used in) discontinued operations	—	(25)

Net cash provided by (used in) discontinued operations	33,746	6,112

Net change in cash and cash equivalents	(2,269)	965
Effect of foreign currency translation on cash and cash equivalents	584	(616)
Cash and cash equivalents at the beginning of period	10,479	6,499

Cash and cash equivalents at the end of period	$8,794	$6,848

OXFORD INDUSTRIES, INC.
SEGMENT INFORMATION
(UNAUDITED)
(in thousands)

	Second Quarter		First Half
	Fiscal 2007	Fiscal 2006	Fiscal 2007	Fiscal 2006
Net Sales
Menswear Group	$183,067	$187,332	$361,878	$364,408
Tommy Bahama Group	107,807	90,388	211,955	181,932
Corporate and Other	113	183	1,232	38

Total Net Sales	$290,987	$277,903	$575,065	$546,378

Operating Income
Menswear Group	$13,690	$15,968	$24,301	$30,972
Tommy Bahama Group	13,927	10,109	30,762	24,466
Corporate and Other	(2,597)	(3,885)	(7,033)	(8,911)

Total Operating Income	$25,020	$22,192	$48,030	$46,527

Interest expense, net	5,951	6,272	11,443	12,105

Earnings before taxes	$19,069	$15,920	$36,587	$34,422